Exhibit 99.1

Media Relations Contact:
Brian Ziel (831.439.5429)
brian.ziel@seagate.com

Investor Relations Contact:
Rod Cooper (831.439.2371)
rod.j.cooper@seagate.com

SEAGATE TECHNOLOGY REPORTS FISCAL FIRST QUARTER

2011 FINANCIAL RESULTS

SCOTTS VALLEY, CA – October 20, 2010 – Seagate Technology plc (NASDAQ: STX) today reported financial results for the quarter ended October 1, 2010. The company shipped 49.2 million disk drives and on a GAAP basis reported revenue of $2.7 billion, gross margin of 20.4%, net income of $149 million and diluted earnings per share of $0.31. On a non-GAAP basis, which excludes the impact of purchased intangibles amortization, restructuring and costs related to the redemption of the Maxtor convertible notes, Seagate reported net income of $180 million and diluted earnings per share of $0.37.

For reconciliation of non-GAAP to GAAP results, see accompanying financial tables.

Investor Communications

Seagate will hold a conference call to review its first fiscal quarter results today at 2:00 p.m. Pacific Time. The conference call will consist of opening comments from Steve Luczo followed by a question and answer session with the executive management team.

Due to regulatory requirements the company will not at this time be providing any additional information concerning the preliminary indication of interest regarding a going private transaction that was disclosed on October 14, 2010, and the company will not provide, discuss or answer questions regarding the outlook for the December quarter or any future fiscal periods. Further, in view of these regulatory requirements, the company will not be hosting individual meetings with investors or analysts (either in person or via conference call) until further notice.

Seagate has issued a Supplemental Commentary document. The Supplemental Commentary will not be read during today’s call, but rather it is available in the investor relations section of seagate.com.

Conference Call

The conference call can be accessed online at seagate.com or by phone as follows:

USA: (866) 362-4666

International: (617) 597-5313

Participant Passcode: 56698262

Replay

A replay will be available beginning today at 6:00 p.m. Pacific Time. The replay can be accessed from seagate.com.

About Seagate

Seagate is the world leader in hard disk drives and storage solutions. Learn more at seagate.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on information available to Seagate as of the date of this press release. Current expectations, forecasts and assumptions involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the Company’s control. In particular, global economic conditions may pose a risk to the Company’s operating and financial performance. Such risks and uncertainties also include the impact of variable demand; dependence on Seagate’s ability to successfully qualify, manufacture and sell its disk drive products in increasing volumes on a cost-effective basis and with acceptable quality, particularly the new disk drive products with lower cost structures; the impact of competitive product announcements; and the Company’s ability to achieve projected cost savings. Information concerning risks, uncertainties and other factors that could cause results to differ materially from those projected in the forward-looking statements is contained in the Company’s Annual Report on Form 10-K and Form 10-K/A as filed with the U.S. Securities and Exchange Commission on August 20, 2010 and October 6, 2010, respectively, which statements are incorporated into this press release by reference. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and Seagate undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	October 1, 2010	July 2, 2010 (a)
ASSETS
Current assets:
Cash and cash equivalents	$1,783	$2,263
Short-term investments	283	252
Restricted cash and investments	102	114
Accounts receivable, net	1,511	1,400
Inventories	743	757
Deferred income taxes	125	118
Other current assets	609	514
Total current assets	5,156	5,418
Property, equipment and leasehold improvements, net	2,275	2,263
Deferred income taxes	379	395
Other assets, net	178	171
Total assets	$7,988	$8,247
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,776	$1,780
Accrued employee compensation	127	263
Accrued warranty	181	189
Accrued expenses	466	422
Accrued income taxes	6	14
Current portion of long-term debt	560	329
Total current liabilities	3,116	2,997
Long-term accrued warranty	172	183
Long-term accrued income taxes	62	59
Other non-current liabilities	101	111
Long-term debt, less current portion	1,614	2,173
Total liabilities	5,065	5,523

Shareholders’ equity:
Total shareholders’ equity	2,923	2,724
Total liabilities and shareholders’ equity	$7,988	$8,247

(a) The information in this column was derived from the Company’s audited Consolidated Balance Sheet as of July 2, 2010.

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	For the Three Months Ended

	October 1, 2010	October 2, 2009

Revenue	$2,697	$2,663
Cost of revenue	2,147	2,010
Product development	209	208
Marketing and administrative	105	106
Amortization of intangibles	1	8
Restructuring and other, net	4	46
Impairment of long-lived assets	—	64
Total operating expenses	2,466	2,442
Income from operations	231	221

Interest income	2	1
Interest expense	(46)	(45)
Other, net	(34)	3
Other expense, net	(78)	(41)
Income before income taxes	153	180
Provision for income taxes	4	1
Net income	$149	$179
Net income per share:
Basic	$0.32	$0.36
Diluted	0.31	0.35
Number of shares used in per share calculations:
Basic	471	494
Diluted	487	512

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	For the Three Months Ended

	October 1, 2010	October 2, 2009
OPERATING ACTIVITIES
Net income	$149	$179
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	189	204
Share-based compensation	13	11
Loss on redemption of debt	24	—
Impairment of long-lived assets	—	64
Deferred income taxes	8	1
Other non-cash operating activities, net	(7)	3

Changes in operating assets and liabilities:
Accounts receivable, net	(111)	(209)
Inventories	14	(35)
Accounts payable	159	112
Accrued employee compensation	(136)	(2)
Accrued expenses, income taxes and warranty	10	(70)
Other assets and liabilities	(67)	20
Net cash provided by operating activities	245	278
INVESTING ACTIVITIES
Acquisition of property, equipment and leasehold improvements	(358)	(89)
Purchases of short-term investments	(80)	(41)
Sales of short-term investments	38	1
Maturities of short-term investments	11	57
Change in restricted cash and investments	12	10
Other investing activities, net	(2)	(2)
Net cash used in investing activities	(379)	(64)
FINANCING ACTIVITIES
Proceeds from short-term borrowings	—	15
Repayment of short-term borrowings	—	(150)
Repayments of long-term debt and capital lease obligations	(362)	(334)
Change in restricted cash and investments	—	332
Proceeds from issuance of ordinary shares under employee stock plans	16	26
Net cash used in financing activities	(346)	(111)

Increase (decrease) in cash and cash equivalents	(480)	103
Cash and cash equivalents at the beginning of the period	2,263	1,427
Cash and cash equivalents at the end of the period	$1,783	$1,530

Use of non-GAAP financial information

To supplement the condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), Seagate provides non-GAAP measures of net income and diluted net income per share, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP financial measures are provided to enhance the user’s overall understanding of the Company’s current financial performance. Specifically, the Company believes non-GAAP results provide useful information to both management and investors as these non-GAAP results exclude certain expenses, gains and losses that we believe are not indicative of our core operating results and because it is consistent with the financial models and estimates published by financial analysts who follow the Company.

These non-GAAP results are some of the primary measurements management uses to assess the Company’s performance, allocate resources and plan for future periods. Reported non-GAAP results should only be considered as supplemental to results prepared in accordance with GAAP, and not considered as a substitute for, or superior to, GAAP results. These non-GAAP measures may differ from the non-GAAP measures reported by other companies in our industry.

SEAGATE TECHNOLOGY PLC

ADJUSTMENTS TO GAAP NET INCOME AND DILUTED NET INCOME PER SHARE

(In millions, except per share amounts)

(Unaudited)

		For the Three Months Ended

		October 1, 2010	October 2, 2009

GAAP net income		$149	$179
Non-GAAP adjustments:
Loss on redemption of debt	A	24	—
Restructuring charges	B	4	46
Amortization of purchased intangible assets	C	3	10
Impairment of long-lived assets	D	—	64
Adjustments for taxes	E	—	(2)

Non-GAAP net income		$180	$297

Diluted net income per share:
GAAP		$0.31	$0.35

Non-GAAP		$0.37	$0.58

Shares used in diluted net income per share calculation:		487	512

A  The Company incurred a loss upon redemption of its 5.75% Subordinated Debentures due March 2012   and its 2.375% Convertible Senior Notes due August 2012.

B  For the three months ended October 1, 2010 and October 2, 2009, the Company recorded restructuring charges primarily related to the planned closure of its Ang Mo Kio manufacturing operations in Singapore.

C  For the three months ended October 1, 2010 and October 2, 2009, amortization of purchased intangible assets acquired in acquisitions was allocated as follows:

	For the Three Months Ended

	October 1, 2010	October 2, 2009

Cost of revenue	$2	$2
Amortization of intangibles	1	8

Total amortization of purchased intangible assets	$3	$10

D  For the three months ended October 2, 2009, the Company recognized $64 million as Impairment of long-lived assets in connection with a plan to sell certain equipment related to certain research activities that have ceased.

E  To exclude the tax effects, where applicable, of adjustments to GAAP net income.